UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 8, 2017

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2017, Atmos Energy Corporation (“Atmos Energy”) completed a public offering of $750,000,000 aggregate principal amount of its senior notes, consisting of $500,000,000 aggregate principal amount of 3.000% Senior Notes due 2027 (the “2027 notes”) and $250,000,000 aggregate principal amount of 4.125% Senior Notes due 2044 (the “new 2044 notes,” and, together with the 2027 notes, the “notes”). The offering has been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (Registration No. 333-210424) of Atmos Energy and the Prospectus Supplement dated June 5, 2017, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 7, 2017. Atmos Energy received net proceeds from the offering, after the underwriting discount and estimated offering expenses payable by us and excluding amounts paid by the purchasers with respect to interest deemed to have accrued on the new 2044 notes from April 15, 2017 to the closing date of the offering, of approximately $752 million.

The notes were issued pursuant to an indenture dated as of March 26, 2009 (the “Base Indenture”) between Atmos Energy and U.S. Bank National Association, as trustee (the “Trustee”), and an officers’ certificate delivered to the Trustee pursuant to Section 301 of the Base Indenture (the “Officers’ Certificate,” and the Base Indenture, as modified by the Officers’ Certificate, are referred to herein as the “Indenture”). The 2027 notes are represented by a global security executed by Atmos Energy on June 8, 2017 (the “2027 Global Security”) and are unsecured obligations ranking equally with all of Atmos Energy’s existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated to the notes. The 2027 notes bear interest at an annual rate of 3.000%, payable by Atmos Energy on June 15 and December 15 of each year, beginning on December 15, 2017, and mature on June 15, 2027.

The new 2044 notes are represented by a global security executed by Atmos Energy on June 8, 2017 (the “2044 Global Security”) and are also unsecured obligations ranking equally with all of Atmos Energy’s existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated to the notes. The new 2044 notes are a further issuance of the $500 million aggregate principal amount of our 4.125% Senior Notes due 2044 (the “existing 2044 notes” and together with the new 2044 notes, the “2044 notes”) described in our Prospectus Supplement dated October 6, 2014 and issued on October 15, 2014. The new 2044 notes will be treated as a single series under the Indenture with the $500 million in aggregate principal amount of such notes already outstanding and will have the same CUSIP number as the existing 2044 notes. The 2044 notes bear interest at an annual rate of 4.125%, payable by Atmos Energy on April 15 and October 15 of each year, and mature on October 15, 2044.

Atmos Energy may redeem the notes at its option at any time, in whole or in part, at a redemption price calculated in accordance with the Indenture. The Indenture includes covenants that limit the ability of Atmos Energy and its restricted subsidiaries (as defined in the Indenture) to, among other things, (i) grant specified liens, (ii) engage in specified sale and leaseback transactions, (iii) consolidate or merge with or into other companies or (iv) sell all or substantially all of Atmos Energy’s assets. The restrictive covenants are subject to a number of exceptions and qualifications set forth in the Indenture. The Indenture provides for events of default, including (i) interest payment defaults, (ii) breaches of covenants, (iii) certain payment defaults at final maturity or acceleration of other indebtedness and (iv) the occurrence of events of bankruptcy, insolvency or reorganization. If any event of default occurs and is continuing, subject to certain exceptions, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes of the applicable series may declare all the notes of such series to be due and payable immediately, together with any accrued and unpaid interest.

The above descriptions are qualified in their entirety by reference to the text of the Base Indenture, the Officers’ Certificate, the 2027 Global Security and the 2044 Global Security. The Base Indenture has been previously filed. The Officers’ Certificate, the 2027 Global Security and the 2044 Global Security are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and are each incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Officers’ Certificate dated June 8, 2017

4.2	Global Security for the 3.000% Senior Notes due 2027

4.3	Global Security for 4.125% Senior Notes due 2044

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: June 8, 2017	By:	/s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Officers’ Certificate dated June 8, 2017

4.2	Global Security for the 3.000% Senior Notes due 2027

4.3	Global Security for 4.125% Senior Notes due 2044